Exhibit 10.20

[EXECUTION VERSION]

SPIN-OUT AGREEMENT

THIS SPIN-OUT AGREEMENT (this “Agreement”) is entered into as of December 4, 2015 by and between Daniel Davis, an individual (the “Buyer”), and ASN Technologies, Inc., a Nevada corporation (the “Seller”).

RECITALS

WHEREAS, Seller designed and developed a location-based mobile application named “death-valley” that allows users to share information about nearby social and other events (the “Business”).

WHEREAS, Seller entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of the date hereof, by and among Seller, SMSI Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Senseonics, Incorporated, a Delaware corporation (“Senseonics”), pursuant to which Seller will acquire 100% of the outstanding capital stock of Senseonics (the “Senseonics Shares”).

WHEREAS, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are required in connection with the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement, Seller shall convert to a Delaware corporation prior to the Closing (as defined below).

WHEREAS, Buyer desires to buy all of Seller’s assets (for the avoidance of doubt, excluding the Senseonics Shares, which Seller shall not acquire until after the consummation of the transactions contemplated hereby), and to assume, as between Seller and Buyer, all responsibility for any debts, obligations and liabilities of Seller, on the terms and subject to the conditions specified in this Agreement.

WHEREAS, Seller desires to sell and transfer the Assets to the Buyer, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

1.                                      Sale and Purchase of Assets. On the terms and subject to the conditions of this Agreement and for the consideration set forth herein, at the closing of the transactions contemplated hereby (the “Closing” and, the date of the Closing, the “Closing Date”), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets and properties of Seller as of immediately prior to the closing under the Merger Agreement (the “Merger Closing”), including, without limitation, those assets of Seller identified in Exhibit A (but, for the avoidance of doubt, excluding the Senseonics Shares and any assets of Senseonics, which Seller shall acquire immediately prior to the consummation of the transactions contemplated hereby upon the Merger Closing) (the “Assets”).

Notwithstanding the foregoing, the Assets shall not include the Senseonics Shares, any assets of Senseonics, the Merger Agreement, the rights of Seller under the Merger Agreement or any other document contemplated thereby, Seller’s employer identification number, certificate of incorporation and other organizational documents, corporate books and records described in Section 1.4 hereof or the equity interests in, or documents relating to, Merger Sub.

1.1                         Purchase Price.  Subject to the other terms and conditions of this Agreement, and in full consideration for the Assets, Buyer shall satisfy Seller’s indebtedness to Buyer in the aggregate principal amount of $9,000 (plus accrued and unpaid interest if any) pursuant to the promissory note dated August 27, 2015 (the “Promissory Note”) and Buyer shall assume all Liabilities (as such term is defined below) of Seller pursuant to Section 1.2 hereof (collectively, the “Purchase Price”).

1.2                         Assignment and Assumption of Liabilities. In connection with the purchase and sale of the Assets pursuant to this Agreement, at the Closing, Seller shall assign to Buyer, and Buyer shall assume and pay, honor and discharge when due, and shall indemnify Seller and Seller’s affiliates against, all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of Seller relating to, arising from or otherwise attributable to the period on or prior to the Closing Date, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including common law) or any rule or regulation of any governmental authority or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of Seller, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof (collectively, the “Liabilities”).  Notwithstanding the foregoing, the Liabilities shall not include the Liabilities of Seller under the Merger Agreement or any other document contemplated thereby.

1.3                         Seller’s Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Buyer (a) a Bill of Sale, attached hereto as Exhibit B, for the Assets, (b) an Assignment of Intellectual Property, attached hereto as Exhibit C and (c) an Assignment and Assumption agreement regarding the Liabilities, attached hereto as Exhibit D.

1.4                         Buyer’s Deliveries.  At the Closing, Buyer shall deliver or cause to be delivered to Seller against delivery of the Bill of Sale (a) the original Promissory Note annotated by the Seller as “Paid in Full” and (b) an Assignment and Assumption agreement regarding the Liabilities, attached hereto as Exhibit D.  From and after the Closing, Buyer shall deliver or cause to be delivered to Seller such other documents and instruments as shall be reasonably requested by the Seller to effect the transactions contemplated hereby.  To the extent not already in Seller’s possession, the Buyer shall transfer to Seller all of the existing corporate books and records in the possession of Buyer relating to Seller, including, but not limited to, all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies.

1.5                         Closing.  The Closing shall occur immediately following the Merger Closing. Seller shall keep Buyer reasonably informed of the anticipated date of the Closing.

2.                                      Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer that:

2.1                         Organization and Authority.  Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Utah (and at the Closing shall be duly organized, validly existing and in good standing under the laws of the State of Delaware), and (b) has all necessary corporate power to own and lease its properties and to enter into and perform this Agreement.

2.2                         Authority Relating to this Agreement.  The execution and delivery of this Agreement and the performance hereunder by Seller have been duly authorized by all necessary corporate action on the part of Seller and, assuming due execution of this Agreement by Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject as to enforcement (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

2.3                               Change of Name.  Seller shall take such corporate action as is necessary to change the Seller’s name as soon as reasonably practicable after the date hereof.  Promptly after the name change, Seller shall notify Buyer, whereupon, Buyer shall be free to utilize the name “ASN Technologies, Inc.” free of any claims from Seller; provided that, notwithstanding anything to the contrary herein, (a) Seller retains all rights to use such name as reasonably necessary to comply with applicable laws or the rules of any securities exchange on which its securities are traded or otherwise as reasonably necessary in connection with the transition to Seller’s new name, and (b) Buyer shall not use such name in any manner detrimental to Seller or its affiliates.

2.4                               Use of Websites and Intellectual Property.  Seller shall immediately cease using the website http://death-valley.asnti.com (the “Website”) and shall deliver to Buyer such information and authorizations held by Seller as shall be reasonably necessary for Buyer’s utilization of the Website.  Buyer shall refrain from using the name “ASN Technologies, Inc.” until such time as Seller has changed its name.

2.5                               Liabilities.  Seller incurred no material Liabilities, other than those incurred in the ordinary course of business, between September 30, 2015 and the date hereof.

3.                                      Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller that:

3.1                         Authority Relating to this Agreement.  Buyer has the legal capacity and full power and authority to execute and deliver this Agreement and to perform Buyer’s obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject as to enforcement (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

3.2                         Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or require the consent of or the giving of notice to a third party under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

3.3                         Liabilities. Following the Closing, Seller will have no liability for any of the Assets or the Business or any Liabilities, or the business or activities of Seller prior to the date hereof, and, there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to Assets or the Business, or the business of Seller prior to the date hereof.

3.4                         Litigation.  There is no action, suit, claim, litigation or proceeding pending or threatened against Buyer or Seller, nor has Buyer or Seller been party to, or had threatened against it, any action, suit, claim, litigation or proceeding.

3.5                         Employees.  Seller has no, and has never had any, employees or employee plans, programs, agreements or other arrangements.

3.6                         Subsidiaries. Except for Merger Sub, Seller does not own, and has never owned, any equity interests in any other person.

4.                                      Other Agreement.

4.1                         Access to Information; Cooperation.

(a)                                       Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyer or its affiliates insofar as such access is reasonably required by Seller. Information may be requested under this Section 4.1(a), for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records relating to the Assets, the Business or the Liabilities existing on the date hereof shall be destroyed by Buyer after the date hereof but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Seller at least 30 days’ prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b)                                       Buyer and his respective affiliates, employees and agents shall each hold in strict confidence all Information concerning the Seller in their possession or furnished by the Seller or Seller’s representative pursuant to this Agreement with the same degree of care as Buyer utilizes as to Buyer’s own confidential information, which shall be no less than a reasonable degree of care (except to the extent that such Information is in the public domain through no fault of Seller), and Buyer shall not release or disclose such Information to any other person, except Buyer’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons under a substantially similar obligation of confidentiality (it be understood that Buyer shall be responsible for a breach of the confidentiality obligations in this Section 4.1(b) as if any such person were party hereto), unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law (in connection with which Buyer shall use its best efforts to obtain confidential treatment, and otherwise to minimize any disclosure, thereof.

(c)                                        Buyer shall use his best efforts to forward promptly to the Seller all notices, claims, correspondence and other materials which are received and determined to pertain to the Seller.

4.2                         Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Seller is obligated for any debts, obligations or liabilities related to the Assets or the Business or any Liabilities or the business or activities of Seller prior to the date hereof by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the date hereof, Buyer shall use his best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller and its affiliates from any liability thereunder. Buyer shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller or any of its affiliates arising from such bonds, letters of credit and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

4.3                         Insurance. Buyer acknowledges that any insurance coverage and bonds provided by Seller for the Business will terminate with respect to any insured damages resulting from matters occurring subsequent to the date hereof.

4.4                         Agreements Regarding Taxes.

(a)                                       Returns for Periods Through the Pre-Closing Date. Seller will include the income and loss of the Business on Seller’s federal and state income tax returns for all periods through the date hereof and pay any federal and state income taxes attributable to such income. Seller and Buyer agree to allocate income, gain, loss, deductions and credits between the period up to and including the Closing Date (the “Pre-Closing Period”) and the period from and after the Closing Date (the “Post-Closing Period”) based on a closing of the books of the Business. Buyer agrees to indemnify Seller for any additional tax owed by Seller (including tax owed by Seller due to this indemnification payment) in any way attributable to the Pre-Closing Period or on the date hereof before Buyer’s purchase of the Assets.

(b)                                       Audits. In the event that after the date hereof any tax authority informs Buyer of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes which pertain to Seller, or to the Business, during the period prior to the Closing, Buyer must promptly notify Seller of the same within 15 calendar days of the date of the notice from the tax authority. To the extent of any conflict or inconsistency, the provisions of this Section 4.5 shall control over the provisions of Section 5.1 below.

(c)                                        Cooperation on Tax Matters. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of tax returns pursuant to this Section 4.5 and any audit, litigation or other proceeding with respect to taxes, in each case, subject to Seller’s control of each of the foregoing matters. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer shall (i) retain all books and records with respect to tax matters pertinent to the Business and Seller relating to any taxable period beginning before the date hereof until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer agrees to allow Seller to take possession of such books and records.

4.5                         As Is; No other Representations and Warranties.  Except with respect to the representations and warranties contained in Section 2, Buyer is acquiring the Assets AS IS, WHERE IS. SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND SELLER DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 2, NONE OF THE SELLER OR ITS AFFILIATES OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS OR THE OPERATIONS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OF THE BUSINESS.

5.                                      Indemnity; Release.

5.1                         Buyer’s Indemnity.  Buyer shall indemnify and hold harmless and reimburse Seller from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ and witness fees incurred (“Seller’s Damages” and when used together with or in the alternative to Buyer’s Damages, “Damages”), which arise out of:

(a)                                       the breach by Buyer of any representation or warranty made by Buyer pursuant to this Agreement;

(b)                                       any breach or nonfulfillment of any covenant or agreement (including any other agreement of Buyer to indemnity set forth in this Agreement) on the part of Buyer under this Agreement;

(c)                                        the Assets, the Business, any Liability or other debt, liability or obligation of the Seller attribute to the period prior to the Closing;

(d)                                       the conduct and operations of the business of Seller prior to the Closing;

(e)                                        the conduct and operations of the business of Seller pertaining to the Assets, the Liabilities or the Business whether before or after the Closing;

(f)                                         any federal or state tax payable by Seller and attributable to the transaction contemplated by this Agreement or to the business of Seller in the Pre-Closing Period; and

(g)                                        claims of any type or nature relating to the retention, or alleged retention by Buyer, or any of Buyer’s affiliates or agents, of any broker or finder in connection with the transactions contemplated by this Agreement.

5.2                         Seller’s Indemnity.  Seller shall indemnify and hold harmless Buyer from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ and witness fees incurred (“Buyer’s Damages”), which arise out of the breach by Seller of any representation or warranty made by Seller pursuant to this Agreement, or the conduct and operations of the business of Seller subsequent to the Closing.

5.3                         Release.  The Buyer, on behalf of Buyer and Buyer’s heirs, personal representatives, successors and assigns (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges the Seller and each of its affiliates, and each of their respective predecessors, successors, direct or indirect subsidiaries, directors, officers, employees, agents and other representatives (collectively, the “Released Parties”), from any and all actions, suits, claims, demands, debts, agreements, obligations, promises, judgments and liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature or otherwise (including, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising prior to or after the date hereof or the Closing, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, suspected or unsuspected, anticipated or unanticipated (collectively, the “Released Claims”). The Releasors irrevocably agree to refrain from instituting any suit, action or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon, arising out of, or relating to any Released Claim, participating, assisting or cooperating in any such suit, action or proceeding or encouraging or soliciting any third party to institute any such suit, action or proceeding.  Notwithstanding the preceding sentences of this Section 5.3, “Released Claims” does not include, and the provisions of this Section 5.3 shall not release or otherwise diminish, the obligations of either party hereto set forth in or arising under any provisions of this Agreement.

5.4                         Notice.  In the event that either party hereto suffers Damages, such party making a claim for indemnification (“Indemnitee”) shall, within sixty (60) days of discovering or incurring such damages, give the other party hereto (“Indemnitor”) written notice thereof (“Notice of Claim”); provided, however, that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent that such Indemnitor is materially prejudiced by such failure.  The Notice of Claim shall state in reasonable detail the nature of the claim, the specific provisions in this Agreement alleged to have been breached and, if practicable, the amount of the claim for indemnification representing the Indemnitee’s good faith estimate of the Damages.  The Indemnitor shall have 30 days from receipt of the Notice of Claim to accept or reject the claim for indemnification, after which time the Indemnitor shall be deemed to have waived any right to contest such claim for indemnification.

6.                                      Miscellaneous.

6.1                         Assignment; Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and none of the rights or obligations herein may be assigned or delegated without the prior written consent of the other party hereto.  Except as expressly set forth herein, the covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns and shall not be construed as conferring any rights on any other Persons.

6.2                         Allocation of Purchase Price.  Seller and Buyer shall mutually agree that the allocation of the Purchase Price among the various items included in the Assets being transferred by Seller to Buyer shall be as follows:  If there is a balance in Accounts Receivable at the time of Closing, that amount up to the full amount of the Purchase Price will be allocated to Accounts Receivable with the balance of the Purchase Price allocated to Intangible Assets.  If there is no balance in Account Receivable at the time of Closing, then the entire Purchase Price will be allocated to Intangible Assets.  Buyer and Seller shall file all tax returns and reports in a manner consistent with such allocation.

6.3                         Transfer Taxes.  Any sales, use or other transfer taxes arising out of or incurred in connection with the transactions contemplated by this Agreement, including, without limitation, Nevada and Utah state sales taxes, shall be paid by the Buyer.

6.4                         Transaction Expenses.  Buyer shall pay all of his expenses incurred in connection with the transactions contemplated hereby, and the Seller shall pay all of its expenses incurred in connection with the transactions contemplated hereby (including in each case all of the fees and expenses of all advisers used in the transactions contemplated hereby, such as accounting and legal services).

6.5                         Notices.  All notices and other communications hereunder will be in writing and will be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested), sent by facsimile or sent by Federal Express or other recognized overnight courier to either party hereto at the following addresses (or at such other address for such party as will be specified by like notice):

If to Buyer:                                                        Daniel Davis

10291 South 1300 East, #118

Sandy, UT 84094

Phone: (385) 444-0767

With a copy to:                                    Joe Laxague, Esq.

Laxague Law, Inc.

1 East Liberty, Suite 600

Reno, NV 89501

Phone:  (775) 234-5221

If to Seller, after the Closing, to:

Senseonics, Incorporated

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

Phone:  (301) 556-1602

with a copy to:                                       Cooley LLP

One Freedom Square

11951 Freedom Drive, 15th Floor

Reston, VA 20190

Attention:                 Christian E. Plaza

Marc A. Samuel

The above addresses may be changed at any time by notice given as provided above; provided, that any such notice of change of address by a party hereto will be effective only upon receipt by the other party hereto.  All notices, requests or instructions given in accordance herewith will be deemed received on the date of delivery, if hand delivered, on the date of receipt, if transmitted by facsimile, three days after the date of mailing, if mailed by registered or certified mail return receipt requested and one day after the date of sending if sent by Federal Express or other recognized overnight courier.

6.6                         Entire Agreement and Amendment.  This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties hereto with respect to the subject matter hereof.  This Agreement may only be amended by written instrument signed by both parties hereto.

6.7                         Governing Law; Jurisdiction and Venue.  This Agreement, and any matter or dispute arising hereunder or in connection with this Agreement, will be governed by and construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles thereof.  Each party hereto irrevocably consents to the exclusive jurisdiction of any state courts of the state of Delaware and any federal court located in the state of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby.  Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in the state of Delaware.  In addition, each party consents to the service of process by personal service or any other manner in which notices may be delivered hereunder in accordance with this agreement.

6.8                         Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent practicable.

6.9                         Headings.  The headings appearing at the beginning of sections contained herein have been inserted for the convenience of the parties hereto and shall not be used to determine the construction or interpretation of this Agreement.

6.10                  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, both of which will be considered one and the same agreement.

6.11                  Bulk Sales Statutes.  Buyer hereby waives compliance by Seller with any applicable bulk sales statutes in any jurisdiction in connection with the transactions under this Agreement.

6.12                  Headings.  The headings used in this Agreement are for convenience only and are not a part of this Agreement nor affect the interpretation of any of its provisions.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Spin-Out Agreement to be executed as of the date first written above.

BUYER:

/s/ Daniel Davis
Daniel Davis

SELLER:

ASN TECHNOLOGIES, INC.

		By:	/s/ Daniel Davis
Daniel Davis
Chief Executive Officer

This Agreement is hereby ratified and
confirmed as of December 7, 2015

SENSEONICS HOLDINGS, INC.

By:	/s/ Timothy T. Goodnow
Timothy T. Goodnow
Chief Executive Officer and President

[EXECUTION VERSION]

TABLE OF EXHIBITS

Exhibit A	Description of Assets Sold
Exhibit B	Form of Bill of Sale (including an attached Exhibit A)
Exhibit C	Form of Assignment of Intellectual Property
Exhibit D	Assignment and Assumption Agreement

EXHIBIT A TO SPIN-OUT AGREEMENT

DESCRIPTION OF ASSETS SOLD

The website http://death-valley.asnti.com/.

All software, inventions, trade secrets, know-how, service marks, trade names, trademarks,  copyrights, source and object codes, ideas, algorithms, processes, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights owned by or licensed to Seller which comprise the location-based application named “death-valley”, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof; provided that in no event shall Buyer be permitted to bring any action in the name of Seller.

All rights to the name “ASN Technologies, Inc.” after Name Change.

EXHIBIT B TO SPIN-OUT AGREEMENT

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is delivered as of December 7, 2015, from Senseonics Holdings, Inc., a Delaware corporation (“Seller”), to Daniel Davis (“Buyer”).

Seller and Buyer have entered into a Spin-Out Agreement dated as of December 7, 2015 (the “Agreement”), providing for the sale by Seller to Buyer of the Assets (as defined therein), including the assets described on Exhibit A attached hereto at the Closing.

NOW, THEREFORE, for good and valuable consideration, Seller does hereby sell, convey, assign, transfer and deliver good title in and to the Assets, including the assets which are listed on Exhibit A attached hereto, as they exist as of the Closing.  In the event of any conflict between this Bill of Sale and the Agreement, the Agreement shall control.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed as of the day and year first above written.

SELLER:

SENSEONICS HOLDINGS, INC.

By:
Timothy T. Goodnow
Chief Executive Officer and President

Acknowledged and Agreed:

BUYER:

Daniel Davis

EXHIBIT A to BILL OF SALE

DESCRIPTION OF ASSETS SOLD

The website http://death-valley.asnti.com/.

All software, inventions, trade secrets, know-how, service marks, trade names, trademarks,  copyrights, source and object codes, ideas, algorithms, processes, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights owned by or licensed to Seller which comprise the location-based application named “death-valley”, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof; provided that in no event shall Buyer be permitted to bring any action in the name of Seller.

All rights to the name “ASN Technologies, Inc.” after Name Change.

EXHIBIT C TO SPIN-OUT AGREEMENT

ASSIGNMENT OF INTELLECTUAL PROPERTY

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (“Assignment of IP”) is delivered as of December 7, 2015, from SENSEONICS HOLDINGS, INC., a Delaware corporation (“Seller”), to Daniel Davis (“Buyer”).

WHEREAS, Seller and Buyer have entered into a Spin-Out Agreement dated as of December 7, 2015 (the “Agreement”), providing for the sale by Seller to Buyer of the Seller’s intellectual property, including, but not limited to, all of the intellectual property relating to the development of the website http://death-valley.asnti.com and the location-based application named “death-valley” (collectively, the “Specified IP”).

AND WHEREAS, Buyer wishes to receive the Documents and IP and assume all liabilities associated with the Documents and IP; and

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

Definitions

1.01                                                                        In this Agreement the following definitions shall apply:

a)                                     “Documents” shall mean file memoranda, notes, records, charts and other documents made, received, held or used by the Seller in respect to the IP, as defined herein.

b)                                     “IP” shall mean the Specified IP, all concepts, source code, domain names, discoveries, designs, inventions, developments and improvements made, invented, authored, written, registered or discovered, solely, jointly or partly by the Seller relating to the Specified IP and all intellectual property rights attaching thereto, including, for greater certainty any trade secrets, patents, trade-marks and copyrights.

Article 2 - Assignment

2.01                                                                        The Seller hereby irrevocably sells, assigns and transfers, and agrees to sell, assign, and transfer exclusively to Buyer, all of its right, title and interest in and to the Documents and the IP, and Buyer hereby accepts the Documents and IP and assumes all liabilities in connection therewith.

2.02                                                                        The Seller hereby irrevocably waives all moral rights or similar rights that it may have in the Documents or the IP in favour of Buyer to the extent they cannot be assigned to Buyer.

Article 3 - General Provisions

3.01                                                                        This Agreement shall inure to the benefit of and be binding upon the assigns of the parties.

3.02                                                                        This Assignment shall be governed by and construed in accordance of the laws of the state of Delaware.

3.03                                                                        In the event of any conflict between this Assignment and the Agreement, the Agreement shall control.

IN WITNESS WHEREOF, this Assignment of IP has been duly executed as of the day and year first above written.

SELLER:

SENSEONICS HOLDINGS, INC.

By:
Timothy T. Goodnow
Chief Executive Officer and President

Acknowledged and Agreed:

BUYER:

Daniel Davis

EXHIBIT D TO SPIN-OUT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made as of December 7, 2015, between Senseonics Holdings, Inc., a Delaware corporation (“Seller”), and Daniel Davis (“Buyer”).

Seller and Buyer have entered into a Spin-Out Agreement dated as of December 7, 2015 (the “Agreement”), providing for the assignment to and assumption by Buyer of the Liabilities (as defined therein).

NOW, THEREFORE, for good and valuable consideration, Seller does hereby assign to Buyer, and Buyer does hereby assume and agree to pay, honor and discharge when due the Liabilities.  In the event of any conflict between this Bill of Sale and the Agreement, the Agreement shall control.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed as of the day and year first above written.

SELLER:

SENSEONICS HOLDINGS, INC.

By:
Timothy T. Goodnow
Chief Executive Officer and President

BUYER:

Daniel Davis